UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2012

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2012, the stockholders of Ventas, Inc. (the “Company”) adopted the Ventas, Inc. 2012 Incentive Plan (the “Plan”) at the Company’s Annual Meeting of Stockholders.  The Plan permits the award of a variety of economic incentives to the Company’s employees and non-employee directors, including stock options, restricted stock, restricted stock units, stock awards, performance units, units of partnership interest in the Company’s operating partnerships (“OP Units”), cash awards, and stock appreciation rights.

The Plan will become effective January 1, 2013 and will terminate on the earliest to occur of (i) the date when all shares of common stock and OP Units available under the Plan have been acquired through the exercise of awards and the payment of benefits in connection with awards under the Plan, (ii) December 31, 2022 and (iii) such other date as the Board of Directors of the Company may determine.  The existing Ventas, Inc. 2006 Incentive Plan and Ventas, Inc. 2006 Stock Plan for Directors (together, the “Existing Plans”) will expire on December 31, 2012, and no additional awards will be granted under the Existing Plans after that date.

The maximum number of shares of common stock and OP Units that may be issued or transferred pursuant to awards under the Plan will equal the sum of: (1) 7,500,000 shares, plus (2) the aggregate number of shares available for grant under the Existing Plans as of December 31, 2012, plus (3) the number of shares subject to stock options granted under the Existing Plans and outstanding as of December 31, 2012, that expire, or for any reason are cancelled or terminated, after December 31, 2012 without being exercised, plus (4) the number of shares of restricted stock granted under the Existing Plans and outstanding and unvested as of December 31, 2012, that are forfeited, terminated, cancelled or otherwise reacquired by the Company without having become vested.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated in this Item 5.02 by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on May 17, 2012.

Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.  Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive Proxy Statement, filed with the Securities and Exchange Commission on April 2, 2012:

1.              The election of eleven directors to terms expiring at the 2013 Annual Meeting of Stockholders.

Nominee	For	Against	Abstain	Broker Non-Votes
Debra A. Cafaro	244,753,860	4,397,191	94,266	12,072,946
Douglas Crocker II	245,480,367	3,672,648	92,302	12,072,946
Ronald G. Geary	247,954,521	1,198,797	91,999	12,072,946
Jay M. Gellert	242,412,526	6,741,763	91,028	12,072,946
Richard I. Gilchrist	246,578,336	2,578,012	88,969	12,072,946
Matthew J. Lustig	247,534,304	1,618,903	92,110	12,072,946
Douglas M. Pasquale	247,316,796	1,835,118	93,403	12,072,946
Robert D. Reed	248,307,677	844,988	92,652	12,072,946
Sheli Z. Rosenberg	245,471,809	3,682,182	91,326	12,072,946
Glenn J. Rufrano	248,294,114	852,458	98,745	12,072,946
James D. Shelton	243,186,722	5,967,974	90,621	12,072,946

2.              The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

For	Against	Abstain	Broker Non-Votes
259,601,242	1,591,056	125,965	—

3.              The approval, on an advisory basis, of the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
162,552,471	81,731,899	4,960,947	12,072,946

4.              The adoption of the Ventas, Inc. 2012 Incentive Plan.

For	Against	Abstain	Broker Non-Votes
237,927,765	11,152,355	165,197	12,072,946

Item 8.01.             Other Events.

On May 17, 2012, Ventas, Inc. (the “Company”) announced that its Board of Directors declared a regular quarterly dividend of $0.62 per share, payable in cash on June 29, 2012 to stockholders of record on June 8, 2012.  The dividend is the second quarterly installment of the Company’s 2012 annual dividend.

A copy of the press release issued by the Company on May 17, 2012 is filed herewith as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(a)         Financial Statements of Businesses Acquired.

Not applicable.

(b)         Pro Forma Financial Information.

Not applicable.

(c)          Shell Company Transactions.

Not applicable.

(d)         Exhibits:

Exhibit Number	Description
10.1	Ventas, Inc. 2012 Incentive Plan.
99.1	Press release issued by the Company on May 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: May 23, 2012	By:	/s/ Kristen M. Benson
Kristen M. Benson
Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Ventas, Inc. 2012 Incentive Plan.
99.1	Press release issued by the Company on May 17, 2012.